                                                                   EXHIBIT 23(B)


              Consent of Independent Certified Public Accountants

We hereby consent to the incorporation by reference in this Registration Statement on Form S-4 of our report, dated January 21, 2000, relating to the consolidated financial statements of Union National Bancorp, Inc. that are incorporated by reference in the annual report on Form 10-K of Union National Bancorp, Inc. for the year ended December 31, 1999. We also hereby consent to the reference to our Firm under the caption "Experts" in the Prospectus.


                                        Keller Bruner & Co., LLP

Frederick, Maryland
April 20, 2000